December 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 16, 1998, to be filed by our former client, WNC California Housing Tax Credits III, L.P. We agree with the statements contained in paragraphs (a)(1)(i), (ii), (iii), (iv), and (v) made in response to that Item insofar as they relate to our firm.


                                Very truly yours,


                                /s/ CORBIN & WERTZ
                                Irvine, California